================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 GAINSCO, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          ^--Enter Company Name Here--^
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                 GAINSCO, INC.
                              500 Commerce Street
                            Fort Worth, Texas 76102

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 18, 1998

TO THE SHAREHOLDERS:

     The Annual Meeting of the Shareholders of GAINSCO, INC. will be held in the Pecos I Room at the Worthington Hotel, 200 Main Street, Fort Worth, Texas, on May 18, 1998 at 2:00 p.m. (C.D.T.) for the following purposes:

     1. To elect a Board of Directors consisting of eight persons.

     2. To approve the appointment of KPMG Peat Marwick LLP as independent auditors for the current fiscal year.

     3. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     Only Shareholders of record as of the close of business on March 13, 1998, will be entitled to notice of or to vote at this Meeting or any adjournment or adjournments thereof. A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1997, has previously been mailed to Shareholders of record at the record date.

     WE HOPE YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         Sam Rosen,
                                         Secretary

Fort Worth, Texas
Dated April 14, 1998

                                 GAINSCO, INC.
                              500 Commerce Street
                            Fort Worth, Texas 76102

                                PROXY STATEMENT

                                    For The

                        ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on May 18, 1998


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of GAINSCO, INC. (the "Company") for use at the Annual Meeting of the Shareholders of the Company (the "Meeting") to be held in the Pecos I Room at the Worthington Hotel, 200 Main Street, Fort Worth, Texas, on May 18, 1998, at 2:00 p.m. (C.D.T.) and at any adjournment thereof. This Proxy Statement and the form of proxy were sent to security holders on or about April 14, 1998.

     The cost of soliciting proxies is being paid by the Company. In addition to the mails, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is also contemplated that, for a fee of approximately $4,500 plus certain expenses, additional solicitation will be made by personal interview, telephone or other appropriate means under direction of Morrow & Co., Inc., 909 Third Avenue, New York, NY 10022-4799.

     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in the manner specified. If no specification is made in the proxy, then the shares shall be voted in favor of the recommendations of the Board of Directors. A proxy may be revoked by a shareholder at any time prior to the actual exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Meeting and voting in person.

                       RECORD DATE AND VOTING SECURITIES

     Only holders of the Company's $.10 par value common stock ("Common Stock") of record as of the close of business on March 13, 1998, will be entitled to vote on matters presented at the Meeting. On March 13, 1998, there were outstanding 20,857,024 shares of Common Stock, which constituted all of the outstanding voting securities of the Company. Each share of Common Stock will be entitled to one vote on all matters presented at the Meeting. A majority of the issued and outstanding shares of Common Stock on the record date shall constitute a quorum. There will be no cumulative voting for members of the Board of Directors. Directors are elected by plurality vote and, therefore, the eight nominees receiving the highest number of affirmative votes shall be elected as directors provided a quorum is present. All shares represented at the Meeting in person or by proxy shall be counted in determining the presence of a quorum. Abstentions and broker non-votes will be considered part of the voting power present with respect to any matter on which such shares abstain and will, therefore, have the same practical effect as a vote against any such matter. Approval of the appointment of the independent auditors for the coming year will require a favorable majority vote of the shares constituting a quorum.


                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 28, 1998, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission) by (i) each director and director nominee, (ii) each executive officer named in the Summary Compensation Table and (iii) all of the executive officers of the Company as a group. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person.

                                 Amount and Nature of Beneficial Ownership/(13)/
                                 -----------------------------------------

                                                       Number of
   Name of Beneficial Owner                              Shares       Percent
   ------------------------                              ------       -------

       Joseph D. Macchia                              2,428,249/(1)/    11.3%
       Joel C. Puckett                                  446,421/(2)/     2.1%
       Sam Rosen                                        192,772/(3)/       *
       Jack L. Johnson                                  175,515/(4)/       *
       Daniel J. Coots                                  113,283/(5)/       *
       John H. Williams                                  37,362/(6)/       *
       Richard M. Buxton                                 36,808/(7)/       *
       Harden H. Wiedemann                               35,564/(8)/       *
       Richard A. Laabs                                  13,854/(9)/       *
       John C. Goff                                       8,400/(10)/      *
       Robert J. McGee                                    8,400/(11)/      *
       Executive officers as a group (11 persons)     3,066,506/(12)/   14.2%
---------------------------------
     *Less than 1%

(1) Includes 29,522 shares of Common Stock held by Mr. Macchia's IRA, 8,001 shares of Common Stock held by an IRA of Mr. Macchia's wife and 309,196 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Mr. Macchia as beneficiary. Also includes 53,242 shares of Common Stock that Mr. Macchia has the right to acquire within 60 days through the exercise of options granted under the 1995 Stock Option Plan.

(2) Includes 51,927 shares of Common Stock held by the Joel Puckett Self-Employed Retirement Trust and 143,301 shares of Common Stock that Mr. Puckett has the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans.

(3) Includes 3,163 shares held by an IRA of Mr. Rosen's wife. Mr. Rosen disclaims beneficial ownership of those shares. Also includes 35,065 shares held for the benefit of Mr. Rosen by the Shannon, Gracey, Ratliff

     & Miller, L.L.P. Profit Sharing Plan, 3,163 shares of Common Stock held by Mr. Rosen's IRA and 73,664 shares of Common Stock that Mr. Rosen has the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans. Mr. Rosen is a partner in the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P. That firm, or its predecessors, has been general counsel to the Company since 1979. The company intends to retain that firm as its general counsel during the current fiscal year.

(4) Includes 59,843 shares of Common Stock that Mr. Johnson has the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans.

(5) Includes 38,869 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Mr. Coots as beneficiary and 65,893 shares of Common Stock that Mr. Coots has the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans.

(6) Includes 36,745 shares of Common Stock that Mr. Williams has the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans.

(7) Includes 21,808 shares of Common Stock that Mr. Buxton has the right to acquire within 60 days through the exercise of options granted under the 1995 Stock Option Plan.

(8) Includes 30,317 shares of Common Stock that Mr. Wiedemann has the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans.

(9) Includes 13,694 shares of Common Stock that Mr. Laabs has the right to acquire within 60 days through the exercise of options granted under the 1995 Stock Option Plan.

(10) Includes 8,400 shares of Common Stock that Mr. Goff has the right to acquire within 60 days through the exercise of options granted under the 1995 Stock Option Plan.

(11) Includes 8,400 shares of Common Stock that Mr. McGee has the right to acquire within 60 days through the exercise of options granted under the 1995 Stock Option Plan.

(12) Includes 390,939 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of executive officers and 391,734 shares of Common Stock that executive officers of the Company have the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans.

(13) Participants in the Profit Sharing Plan of the Company have no voting power with regard to shares held for their benefit but have sole disposition power.

FIVE PERCENT SHAREHOLDERS

     The following table sets forth, as of December 31, 1997, information with respect to each person known by the Company to own beneficially more than 5% of the Common Stock of the Company:

                                                   Amount and Nature     Percent
                       Name and Address         of Beneficial Ownership  of Class
                       ----------------         -----------------------  ---------

          (1)    Joseph D. Macchia                      2,428,249          11.3%
                 1409 Indian Creek
                 Fort Worth, TX 76109

          (2)    Ryback Management Corporation          1,222,200          5.86%
                 7711 Carondelet Ave.
                 Box 16900
                 St. Louis, MO 63105

          (3)    FMR Corp.                              1,149,100          5.50%
                 82 Devonshire Street
                 Boston, MA 02109

----------------------------

(1) Information with regard to Mr. Macchia's beneficial ownership is provided in the preceding table. He has sole voting and disposition power of all of such shares other than (i) the shares held by his wife as to which he has no voting or disposition powers, (ii) the shares held by the Company's Profit Sharing Plan over which he has no voting power but sole disposition power, and (iii) shares underlying options.

(2) This information was reported to the SEC and to the Company by Ryback Management Corporation. It was reported that Lindner Growth Fund had the sole power to vote or direct the vote of and sole power to dispose of or direct disposition of 1,222,200 shares of Common Stock. Reference is made to the Schedule 13G filed with the SEC by Ryback Management Corporation for more detailed information on the matter summarized in this footnote.

(3) This information was provided to the SEC and to the Company by FMR Corp ("FMR"), Edward C. Johnson 3d (Johnson), Abigail P. Johnson, Fidelity Management & Research Company ("Fidelity") and Fidelity Low-Priced Stock Fund ("FLPSF"). It was reported that (i) Fidelity, a wholly-owned subsidiary of FMR is a beneficial owner of 1,149,100 shares of the Common Stock as a result of acting as investment adviser to FLPSF, (ii) all shares were owned by FLPSF, (iii) Johnson, FMR through its control of Fidelity, and FLPSF, each has sole power to dispose of the 1,149,100 shares owned by FLPSF, and (iv) power to vote the shares resides with the Board of Trustees of FLPSF which votes the shares under written guidelines. Reference is made to the Schedule 13G filed with the SEC by FMR, Johnson, Abigail P. Johnson, Fidelity and FLPSF for more detailed information on the matter summarized in this footnote.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The bylaws of the Company provide that the Board of Directors shall consist of nine directors until the 1998 meeting of the shareholders at which time the number of directors shall be reduced to eight directors. The Board of Directors has nominated the following eight candidates for election as directors for a term ending at the 1999 Annual Meeting of the Shareholders. Each candidate has previously been elected by the shareholders, is currently serving as a Director and is currently serving on the Board committees indicated in the following list.

    NAME                           AGE        POSITION WITH COMPANY
    ----                           ---        ---------------------

Joseph D. Macchia/(1)/             62  Chairman of the Board, President and
                                       Chief Executive Officer

Joel C. Puckett/(1)(2)(3)/         54  Director

Sam Rosen                          62  Secretary and Director

Harden H. Wiedemann/(1)(2)(3)/     44  Director

John H. Williams/(1)(2)(3)/        64  Director

John C. Goff/(1)(2)(3)/            42  Director

Robert J. McGee/(1)(2)(3)/         43  Director

Daniel J. Coots                    46  Senior Vice President, Chief Financial
                                       Officer and Director
----------------------

(1)  Member of the Executive Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Compensation Committee

     During 1997, the Company had an Executive Committee, an Audit Committee, an Executive Compensation Committee and a Stock Option Plan Committee. The function of the Executive Committee is to act in an emergency or on routine matters when it is impractical to assemble the entire Board for a meeting. The Executive Committee, during intervals between meetings of the Board, has the authority to exercise all the powers of the full Board other than matters coming specifically within the purview of other committees of the Board and certain extraordinary corporate matters. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing the results of their auditing engagement, and monitoring on a periodic basis the internal accounting controls of the Company. The Executive Compensation Committee establishes the compensation of officers of the Company. The Stock Option Plan Committee administers the 1990 Stock Option Plan and the 1995 Stock Option Plan of the Company and prepares recommendations to the Board of Directors on the adoption of stock option plans and grants stock options.

     Directors are elected annually by the shareholders of the Company for one year and hold office until their successors are elected and have qualified. During 1997, there were a total of four meetings of the Board of Directors. The only incumbent director who during the last fiscal year attended fewer than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served, was Jack L. Johnson who was unable to attend two Board of Directors meetings due to illness. During 1997, there were no meetings of the Executive Committee, two meetings of the Audit Committee, two meetings of the Executive Compensation Committee and no meetings of the Stock Option Plan Committee.
After the close of the 1997 year, the functions of the Executive Compensation Committee and the Stock Option Plan Committee were combined into a single committee known as the Compensation Committee. The Company does not have a nominating committee.

     Each director of the Company who is not a full time employee of the Company receives a quarterly retainer of $2,000 and a meeting fee of $500 per meeting, plus expenses incurred in attending meetings of the Board of Directors. Directors who are also full time employees of the Company are not separately compensated for their service as director.

     Each current director who is not a full time employee of the Company participated in the 1995 Stock Option Plan (the "Plan") on a formula basis.
Each such current director was awarded options to purchase a minimum of 42,000 shares, plus 8,400 shares for each year of service in excess of five years up to a maximum of an additional 42,000 shares of Common Stock at the closing market price ($8.3125 - $10.625) on the date of grant. One-fifth of those options become exercisable immediately and a like number become exercisable on each anniversary of the grant date, if the optionee continues to be a director on those dates. The Plan was approved by the Shareholders on May 10, 1996.

     The principal occupations of the directors and director nominees of the Company, and time served as such, are described below:

     MR. JOSEPH D. MACCHIA is the founder of the Company and has served as Chairman of the Board, President, and Chief Executive Officer since its formation in 1978. Mr. Macchia has been engaged in the property and casualty insurance business since 1961.

     MR. JACK L. JOHNSON has served as a director of the Company since 1993. Mr. Johnson served as Senior Vice President of the Company from 1984 until his retirement in January, 1998.

     MR. JOEL C. PUCKETT has served as a director of the Company since 1979.
Mr. Puckett is a certified public accountant with offices located in Minneapolis, Minnesota. Mr. Puckett has been engaged in the private practice of accounting since 1973.

     MR. SAM ROSEN has served as the Secretary and a director of the Company since 1983. Mr. Rosen is a partner with the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P. He has been a partner in that firm or its predecessors since 1966. Mr. Rosen is a director of Aztec Manufacturing Co.

     MR. HARDEN H. WIEDEMANN has served as a director of the Company since 1989. Mr. Wiedemann has been Chairman and Chief Executive Officer of Assurance Medical, Incorporated, a company providing independent oversight of drug testing, since 1991.

     MR. JOHN H. WILLIAMS has served as a director of the Company since 1990. Mr. Williams is Senior Vice President, Investments, with Everen Securities, Inc. and has been a principal of that firm or its predecessors since May 1987. Prior to that time, Mr. Williams was associated with Thomson McKinnon Securities, Inc. and its predecessors from 1967. Mr. Williams is a director of Clear Channel Communications, Inc.

     MR. JOHN C. GOFF has served as a director of the Company since 1997. Since 1987 to April 1994, Mr. Goff served as a senior investment advisor to and investor with Mr. Richard Rainwater. From April 1994 through late 1996 he served as Chief Executive Officer of Crescent Real Estate Equities, Inc. ("Crescent") and since late 1996 he has served as Vice Chairman of the Board of Crescent, which is a real estate investment company (CEI on the NYSE). Mr. Goff is also Vice Chairman of the Board of Crescent Operating, Inc., an investment company (COPI on the NASDAQ) and Chairman of the Board of Charter Behavioral Health Systems.

     MR. ROBERT J. MCGEE has served as a director of the Company since 1997. Since 1992 Mr. McGee has served as Chairman and Chief Executive Officer of KBK Capital Corporation, a 35-year old commercial finance company. From 1989 to 1992 Mr. McGee served as Chairman of the Board and Chief Executive Officer of Texas Commerce Bank-Tarrant County and Vice Chairman, Texas Commerce Bank, N.A.

     MR. DANIEL J. COOTS has served as a director of the Company since 1997. From 1987 to 1991 Mr. Coots served as Vice President, Treasurer and Chief Financial Officer of the Company. Since 1991, he has served as Senior Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Coots has been engaged in the property and casualty insurance business since 1983.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                             ELECTION OF DIRECTORS
                               (Proposal No. 1)

     The bylaws of the Company provide that the Board of Directors shall consist of nine directors until the 1998 meeting of shareholders at which time the number of directors shall be reduced to eight directors. All of the present directors were elected at the last Annual Meeting of the Shareholders. The Board of Directors has nominated each of the persons now serving, other than Mr. Jack L. Johnson who has requested that he not be nominated, for election as director to serve for one year until the next annual meeting of the shareholders. All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated, one or more of the nominees is not available for election, the proxy holders named in the enclosed proxy form intend to vote for such other person or persons as the Board of Directors may nominate. No family relationship exists among the directors, executive officers or nominees. Information with respect to each nominee is set forth in the section entitled "BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE EIGHT PERSONS NOMINATED BY MANAGEMENT.



                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The individuals named below (the "Named Executives") include the Company's chief executive officer and the other four most highly compensated executive officers of the Company for the fiscal year ending December 31, 1997. Information is provided for the fiscal years ending on December 31 of the three years shown in the table below.

SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                          -------------------------------
                                    ANNUAL COMPENSATION                       Awards           Payouts
       NAME AND           ------------------------------------            -------------------------------
       PRINCIPAL
        POSITION
        --------
                                                      Other       Restricted                               All Other
                                                      Annual      Stock                        LTIP         Compen-
                                  Salary     Bonus    Compen-     Award(s)       Options/     Payouts       sation
                            Year  ($)         ($)     sation ($)  ($)            SARs (#)      ($)          ($)/(1)/
                            ----  -------   -------   ----------  ----------     --------    --------      -------

JOSEPH D. MACCHIA           1997  220,500   131,514      -            -                 -         -         13,893
Chairman, President and     1996  210,000   751,891      -            -                 -         -         20,668
 Chief Executive Officer    1995  200,640   871,435      -            -           133,107         -         24,103

JACK L. JOHNSON             1997  114,285    35,359      -            -                 -         -         13,893
Senior Vice President       1996  125,468   156,461      -            -                 -         -         20,668
                            1995  120,180   234,889      -            -            91,439         -         24,000
DANIEL J. COOTS             1997  122,400    25,551      -            -                 -         -         13,893
Senior Vice President,      1996  110,475   152,696      -            -                 -         -         20,668
 Treasurer and Chief        1995  105,516   178,038      -            -            61,895         -         24,103
 Financial Officer

RICHARD M. BUXTON           1997  149,519    47,366      -            -            54,521         -              -
Vice President              1996        -         -      -            -                 -         -              -
                            1995        -         -      -            -                 -         -              -
RICHARD A. LAABS            1997  104,500    15,582      -            -                 -         -         13,633
Vice President              1996   97,125    76,777      -            -                 -         -          6,756
                            1995   33,750    25,363      -            -            34,238         -              -

----------------------
/(1)/ Amounts contributed to or accrued for the Named Executives under the Profit Sharing Plan of the Company.

AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table summarizes for each of the Named Executives the number of stock options, if any, exercised during the fiscal year ended December 31, 1997, the aggregate dollar value, if any, realized upon exercise, the total number of unexercised stock options held at December 31, 1997 and the aggregate dollar value of the unexercised options held at December 31, 1997. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. Value of unexercised options at fiscal year-end is the difference between the exercise price of the stock options and the fair market value of the underlying stock at December 31, 1997, the latter of which was $8.50 per share. These values, unlike the amounts set forth in the column headed "Value Realized," have not been, and may never be, realized. The underlying options have not been, and may not be, exercised. Actual gains, if any, on exercise will depend on the value of the Company's stock on the date of exercise. There can be no assurance that the values shown will be realized.

                    AGGREGATED OPTION EXERCISES IN THE LAST
                    ---------------------------------------
                     FISCAL YEAR AND FY-END OPTION VALUES
                     ------------------------------------

                            SHARES
                          ACQUIRED
                             ON         VALUE                                    VALUE OF UNEXERCISED
                          EXERCISE    REALIZED      NUMBER OF UNEXERCISED            IN-THE-MONEY
          NAME               (#)         ($)          OPTIONS AT FY-END         OPTIONS AT FY-END ($)
          ----            --------    --------        -----------------         ---------------------

                                                  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                                  -----------  -------------  -----------  -------------
JOSEPH D. MACCHIA            -            -           53,242         79,865            -         -
Chairman, President
 and Chief Executive
 Officer

JACK L. JOHNSON              -            -           59,843/(1)/    54,864     $126,782         -
Senior Vice President

DANIEL J. COOTS              -            -           65,893/(2)/    37,137     $252,890         -
Senior Vice President,
 Treasurer and Chief
 Financial Officer

RICHARD M. BUXTON            -            -           21,808         32,713            -         -
Vice President

RICHARD A. LAABS             -            -           13,694         20,544            -         -
Vice President

--------------------

(1) Options to purchase 19,945 shares are exercisable at approximately $2.14 per share.
(2) Options to purchase 37,398 shares are exercisable at approximately $2.14 per share and options to purchase 3,737 shares are exercisable at approximately $4.44 per share.

CHANGE IN CONTROL AGREEMENTS

      The Named Executives each have Severance Agreements which are automatically extended for one additional year from each December 31st unless sooner terminated by the Company. The Severance Agreements provide for the payment of benefits if the Named Executive is actually or "constructively" terminated following a change in control of the Company. A "change in control of the Company" is generally deemed to occur if: (A) any person becomes the beneficial owner of 25% or more of the Company's voting securities; (B) during a two-year period the majority of the Board of Directors of the Company changes without approval by two-thirds of the directors who either were directors at the beginning of the period, or whose election was previously approved; (C) the shareholders of the Company approve a merger or consolidation with another company in which the Company's voting securities do not continue to represent at least 75% of the surviving entity; or (D) the shareholders approve a liquidation, sale or disposition of all or substantially all of the Company's assets.

     No benefits are payable if a Named Executive quits or is terminated for cause and no benefits beyond those otherwise provided by the Company are provided if a Named Executive is terminated by reason of death, disability or retirement.

     If, within two years following a change in control, a Named Executive is terminated by the Company for reasons other than cause, or if the Named Executive terminates employment for "good reason," the Named Executive will be paid a lump sum cash payment in an amount equal to two times the Named Executive's base salary; provided, however, such payment shall not be less than
1.25 times the amount reported on the Named Executive's Form W-2 issued by the Company with respect to the year preceding the date of actual or constructive termination. In the event such payment would not be deductible, in whole or in part, by the Company as a result of Section 280G of the Internal Revenue Code, such payment shall be reduced to the extent necessary to make the entire payment deductible.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Executive Compensation Committee until May of 1997 were Messrs. Joel C. Puckett and Norman J. E. Roe, independent directors of the Company, and Mr. Joseph D. Macchia, President, Chief Executive Officer and Chairman of the Board of the Company. In May of 1997, Mr. Roe retired from the Board and was replaced on the Committee by Mr. John C. Goff.

     No executive officer of the Company served as a member of the compensation committee of or as a director of another entity, one of whose executive officers served on the Compensation Committee or the Board of Directors of the Company.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     For the 1997 year, the Executive Compensation Committee (the "Committee") of the Board of Directors established the compensation policies applicable to the Company's executive officers, including its Named Executives. Those policies were designed to attract and retain highly qualified executive officers and to motivate them to meet the goals established in the Company's current year and long term business plans.

     The Committee consisted of two independent directors, Joel C. Puckett and Norman J. E. Roe (who retired from the Board in May of 1997) and the Company's President and Chief Executive Officer, Joseph D. Macchia. It was the policy of the Committee to tie current salary to each executive officer's overall performance and the Company's success in meeting the goals of its business plans while taking into consideration the operation of competitive factors and the general business climate in the area in which the Company operates. In making their determinations with regard to executive officers other than the CEO, the Committee gave considerable deference to the CEO's evaluation of the contributions made by each other executive officer during the prior year.

     Additional short term incentives to maximize earnings were provided through the Company's Executive Incentive Compensation Plan. Under that plan, in which all executive officers participate, a formula determined fund is divided among plan participants pro rata up to a set percent (the "base share") of their base salaries. The base share for all executive officers, other than the CEO, was established by the CEO. Under the plan, if funds are available in excess of the amount required to pay all participants their base share, the excess funds available under the plan are distributed at the discretion of the CEO. Since the bonus awards are paid only out of earnings which are in excess of ten percent of beginning shareholders' equity (and do not exceed ten percent of net earnings for the year), the plan provided the Company's executive officers with incentives to maximize current year profits.

     The long-term financial rewards to executive officers were closely linked to long-term corporate performance and growth in shareholder value. This was accomplished through executive officer participation in the Company's 1990 Stock Option Plan and the 1995 Stock Option Plan. Although stock options were granted to executive officers by the Company's Stock Plan Committee, the Executive Compensation Committee took into consideration awards of Company stock options as well as his or her participation level in the Executive Incentive Compensation Plan and the Company's Profit Sharing Plan in establishing the salary of each executive officer.

     Because a key element of short-term compensation was participation in the Executive Incentive Compensation Plan, which uses of funds coming out of earnings in excess of ten percent of beginning shareholders equity and because each executive officer's long-term financial rewards from their stock options are tied directly to the creation of shareholder value, overall executive compensation was largely risk based with the financial rewards of the executive officers tied directly to the success of the Company.

     The Committee established the 1997 salary of the CEO based in part upon historical profitability of the Company as measured by standard performance criteria used in the insurance industry. Some of the key measures are premiums written, claims and expense ratios, return on shareholders' equity and per share earnings of the Company. The increase in the salary of the CEO to $220,500 for fiscal 1997 from $210,000 for fiscal 1996 was based in part on his leadership over many years, as well as claims and expense ratios significantly superior to industry averages. The CEO participates, together with the other executive officers, in the Executive Incentive Compensation Plan, with a base ratio (the percent of his base salary which determined his participation in the bonus fund) which has been established by contract at one-hundred percent. The CEO also is a participant in the 1995 Stock Option Plan.

     The Committee considered Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the amount of compensation a corporation may deduct as a business expense paid to its chief Executive Officer or any of its four other most highly compensated officers, to $1,000,000 in any year except to the extent that such compensation qualifies as "performance-based compensation" or meets other exceptions not here relevant. During 1995 the Committee obtained the agreement of the Company's CEO to accept as deferred compensation any portion of his compensation which, because of the provisions of Section 162(m) would not be deductible for federal income tax purposes. However, since none of the CEO's compensation for 1997 was affected by Section 162(m), none of it was deferred.

                        EXECUTIVE COMPENSATION COMMITTEE

         Joseph D. Macchia       Joel C. Puckett     Norman J. E. Roe
                                                      (Mr. Roe retired from the
                                                      Board in May 1997)

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the following performance Graph shall not be incorporated by reference into any such filing.

SHARE INVESTMENT PERFORMANCE

     The following graph shows changes over the past five-year period in the value of $100.00 invested in: (1) the Company's Common Stock; (2) the Standard & Poor's 500 Index; and (3) the Standard & Poor's Property-Casualty Insurance Index. The year-end value of each one of the hypothetical investments is based on share price appreciation plus stock dividends plus cash dividends, with the cash dividends reinvested on the date they were paid. The calculations exclude trading commission and taxes. Total shareholder returns for each investment, whether measured in dollars or percent, can be calculated from the year-end investment values shown beneath the graph.

                       Five-Year Cumulative Total Return
                        Value of $100 Invested 12/31/92
                       For Fiscal Years Ended December 31


                       [PERFORMANCE GRAPH APPEARS HERE]


                 GAINSCO, INC.        S & P P&C INDEX      S & P 500 INDEX
----------------------------------------------------------------------------

1992                  100                   100                  100

1993                   71                    98                  110

1994                   72                   103                  112

1995                  109                   140                  153

1996                   93                   170                  189

1997                   83                   247                  252

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (Proposal No. 2)

     Action is to be taken by the shareholders at the Meeting with respect to the approval of the selection, by the Company's Board of Directors, of KPMG Peat Marwick LLP to be the independent auditors of the Company for the current fiscal year. KPMG Peat Marwick LLP, or its predecessor, has served as the Company's independent auditors since 1984. The Company has been advised that KPMG Peat Marwick LLP has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors. Neither the Company, nor any officer, director, or associate of the Company, has any interest in KPMG Peat Marwick LLP.

     A representative of KPMG Peat Marwick LLP will be present at the Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF SUCH APPOINTMENT.


                       ACTION TO BE TAKEN UNDER THE PROXY

     The accompanying proxy will be voted "FOR" the election of the eight (8) persons recommended by the Board of Directors and named under "BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD" as nominees for director of the Company and "FOR" approval of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors unless the proxy is marked in such a manner as to withhold authority to so vote. The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. The Board of Directors knows of no matters, other than the election of directors and the approval of the appointment of KPMG Peat Marwick LLP to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

                    DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the Proxy Statement for the 1999 Annual Meeting of Shareholders must be received at the principal executive offices of the Company on or before December 15, 1998.

                                 ANNUAL REPORTS

FORM 10-K

     The Company will furnish to each person whose proxy is being solicited, upon written request of any such person, and without charge, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such report was filed with the Securities and Exchange Commission on March 30, 1998. Requests for copies of such report should be directed to Investor Relations, 500 Commerce Street, Fort Worth, Texas 76102, (817)336-2500.

1997 ANNUAL REPORT TO SHAREHOLDERS

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1997 has been mailed to Shareholders of record at the record date. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILING.

--------------------------------------------------------------------------------
                                 GAINSCO, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Joseph D. Macchia and Daniel J. Coots, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of GAINSCO, INC. held of record by the undersigned on March 13, 1998, at the Annual Meeting of Shareholders to be held on May 18, 1998, or any adjournment thereof.

1. ELECTION OF DIRECTORS  [_] FOR all nominees listed    [_] WITHHOLD AUTHORITY
                              below (except as marked to     to vote for all
                              the contrary below, see        nominees listed
                              instruction)                   below

  Joseph D. Macchia, Joel C. Puckett, Sam Rosen, Harden H. Wiedemann, John H. Williams, John C. Goff, Robert McGee, Daniel J. Coots

  Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

   --------------------------------------------------------------------------

2. [_] FOR  [_] AGAINST  [_] ABSTAIN on approval of appointment of KPMG Peat
                             Marwick LLP as the Company's independent auditors.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

            ------------------------------------------------------
            | PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD |
            |        PROMPTLY USING THE ENCLOSED ENVELOPE        |
            ------------------------------------------------------
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSALS 1 AND 2. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IN THE ABSENCE OF INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


                                              Dated: ____________________, 1998

                                              _________________________________
                                                 (Signature of shareholder)

                                              _________________________________
                                                 (Signature if held jointly)

                                              Receipt of Notice of the Annual
                                              Meeting of Shareholders and the
                                              accompanying Proxy Statement is
                                              hereby acknowledged. Please sign
                                              exactly as name appears on this
                                              card. When shares are held by
                                              joint tenants, both should sign.
                                              When signing as attorney, as
                                              executor, administrator,
                                              trustee, or guardian, please
                                              give full title as such. If a
                                              corporation, please sign in full
                                              corporate name.

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